UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                [GRAPHIC OMITTED]
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                [GRAPHIC OMITTED]
        Date of Report (Date of earliest event reported): August 31, 2007

                             MID PENN BANCORP, INC.
                                [GRAPHIC OMITTED]
             (Exact name of registrant as specified in its charter)

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

                Pennsylvania                             1-13677                      25-1666413
----------------------------------------------  --------------------------  -------------------------------
       (State or other jurisdiction of          (Commission File Number)     (IRS Employer Identification
               incorporation)                                                            No.)


         349 Union Street, Millersburg, Pennsylvania                              17061
-------------------------------------------------------------- --------------------------------------------
          (Address of principal executive offices)                             (Zip Code)
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                                 (717) 692.2133
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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                           CURRENT REPORT ON FORM 8-K

Item 1.01         Entry into a Material Definitive Agreement

         The Registrant's wholly-owned subsidiary, Mid Penn Bank (the "Bank") entered into an Executive Employment Agreement (the "Agreement") with Alan W. Dakey, the Registrant's and Bank's President and Chief Executive Officer dated as of August 31, 2007. For a brief description of the material terms and conditions of the Agreement, please refer to Item 5.02 which is incorporated herein by reference, and to the copy of the Agreement filed herewith as Exhibit
99.1 and incorporated herein by reference.


Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


         The Registrant's wholly- owned subsidiary, Mid Penn Bank (the "Bank") entered into an Executive Employment Agreement (the "Agreement") with Alan W. Dakey, the Registrant's and Bank's President and Chief Executive Officer dated as of August 31, 2007. The material terms of the Agreement are summarized as follows:

1. The initial term of the Agreement is two years. The agreement shall automatically renew for an additional two years at the end of each two year term unless notice is given by either the Bank or Mr. Dakey prior to the first day of June preceding the first anniversary date within the current term;

2. Mr. Dakey shall serve as President and Chief Executive Officer of the Bank;

3. Mr. Dakey shall receive an initial base salary of $175,000 subject to yearly adjustment and customary withholdings and taxes;

4. Mr. Dakey shall be eligible to participate in any incentive compensation plans available to other executive officers;

5. Mr. Dakey shall be entitled to participate in all employee benefit plans available to its senior executives including the Bank's split dollar life insurance plan, salary continuation agreement, executive deferred salary and bonus agreements, survivor income agreement and retirement bonus plan for the board of directors.

6. Mr. Dakey shall be entitled to not less than four weeks of paid vacation each year;

7. Mr. Dakey shall be entitled to receive such perquisites, including club memberships, as the board of directors shall deem appropriate;

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8.                The Agreement contains certain customary confidentiality
                  provisions;

9. Mr. Dakey is restricted from competing with the Bank within 25 miles of any banking office for 1 year after termination of the agreement unless the termination results from a change in control of the Bank;

10. The Agreement contains certain customary non-solicitation language related to employees and customers for 1 year after of the agreement unless the termination results from a change in control of the Bank;

11. If Mr. Dakey's employment is terminated due to early retirement, normal retirement, death, disability or for cause, each as defined in the Agreement, he shall receive his salary through the date of termination. Further, except in the case of termination for cause, the Bank may pay Mr. Dakey certain prorated incentive awards or may accelerate certain equity awards.

12. If Mr. Dakey terminates his employment for good reason or is terminated without cause, as defined in the Agreement, the Bank shall pay him 24 months of salary and benefits for 24 months.

13. If Mr. Dakey is terminated as a result of a change in control, as defined in the Agreement, the Bank shall pay him a lump sum amount equal to 2.5 times his highest salary during the prior 3 year period and maintain certain health and welfare benefits for twenty-four months. This payment may be reduced based on restrictions under the Internal Revenue Code Section 208G.

         For further information, please refer to the copy of the Agreement filed herewith as Exhibit 99.1 and incorporated herein by reference.







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     ITEM 9.01      Financial Statements and Exhibits

     (a)    Financial Statements and Exhibits

            None.

     (b)    Pro Forma Financial Information

            None.

     (c)    Shell Company Transactions

            None.

     (d)    Exhibits.

   Exhibit Number                                          Description
---------------------- ---------------------------------------------------------
99.1 Executive Employment Agreement between Mid Penn Bank and Alan W. Dakey dated as of August 31, 2007.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MID PENN BANCORP, INC.
                                           (Registrant)


Dated: September 5, 2007                   /s/ Alan W. Dakey
                                           -------------------------------------
                                           President and Chief Executive Officer




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   Exhibit Number                          Description
---------------------- ---------------------------------------------------------
99.1 Executive Employment Agreement between Mid Penn Bank and Alan W. Dakey dated as of August 31, 2007.